Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in each of the following Registration Statements of Transocean Inc. and Subsidiaries and in the related Prospectuses of our report dated January 27, 2003, with respect to the consolidated financial statements and schedule of Transocean Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

          REGISTRATION
            STATEMENT                           PURPOSE
          -------------           -----------------------------------
          No. 333-58604           Registration Statement on Form S-3
          No. 333-46374           Registration Statement on Form S-4,
                                      as amended by Post-Effective
                                      Amendment on Form S-8
          No. 333-54668           Registration Statement on From S-4,
                                      as amended by Post-Effective
                                      Amendment on Form S-8
          No. 33-64776            Registration Statement on Form S-8
          No. 33-66036            Registration Statement on Form S-8
          No. 333-12475           Registration Statement on Form S-8
          No. 333-58211           Registration Statement on Form S-8
          No. 333-58203           Registration Statement on Form S-8
          No. 333-94543           Registration Statement on Form S-8
          No. 333-94569           Registration Statement on Form S-8
          No. 333-94551           Registration Statement on Form S-8
          No. 333-75532           Registration Statement on Form S-8
          No. 333-75540           Registration Statement on Form S-8


Houston,  Texas
March  24,  2003